EXHIBIT 99.1

RR Donnelley Reports Second-Quarter 2014 Results

CHICAGO, July 30, 2014 (GLOBE NEWSWIRE) — R.R. Donnelley & Sons Company (Nasdaq:RRD) today reported financial results for the second quarter of 2014:

Highlights:

•	Second-quarter net sales of $2.9 billion grew 12.9% from the second quarter of 2013; organic net sales grew 0.8% from the second quarter of 2013

•	Second-quarter GAAP net earnings attributable to common shareholders of $64.7 million, or $0.32 per diluted share, compared to GAAP net earnings attributable to common shareholders in the second quarter of 2013 of $65.4 million, or $0.36 per diluted share

•	Second-quarter non-GAAP net earnings attributable to common shareholders of $84.4 million, or $0.42 per diluted share, compared to non-GAAP net earnings attributable to common shareholders in the second quarter of 2013 of $82.5 million, or $0.45 per diluted share

•	Non-GAAP adjusted EBITDA in the quarter of $325.6 million increased by $21.5 million, or 7.1%, from the second quarter of 2013

•	Company reiterates full-year 2014 guidance for net sales, non-GAAP adjusted EBITDA margin and free cash flow

“The positive momentum we experienced late in the first quarter carried through into the second quarter, where we returned to positive year-over-year organic revenue growth, generated higher EBITDA and reduced our total debt in the quarter by approximately $70 million,” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer. “As we begin the second half of the year, our year-to-date performance, including the on-boarding and integration of our acquisitions that closed in the first quarter, keeps us on track to deliver our full-year guidance. Our expectation for free cash flow, in the range of $400 million to $500 million, allows us to continue to migrate toward our targeted gross leverage range of 2.25x to 2.75x on a long-term sustainable basis.”

Net Sales

Net sales in the quarter were $2.9 billion, up $330.9 million, or 12.9%, from the second quarter of 2013, largely due to the acquisitions of Consolidated Graphics and the North American operations of Esselte. After adjusting for the positive impact of acquisitions and pass-through paper sales, and the negative impact of dispositions, organic sales increased 0.8% from the second quarter of 2013, as volume increases in the Strategic Services and Variable Print segments were partially offset by price erosion in each segment and volume declines in the Publishing and Retail Services segment.

GAAP Earnings

Second-quarter 2014 net earnings attributable to common shareholders was $64.7 million, or $0.32 per diluted share, compared to net earnings attributable to common shareholders of $65.4 million, or $0.36 per diluted share, in the second quarter of 2013. The second-quarter 2014 diluted share count increased by 18.2 million shares from the second quarter of 2013, primarily related to shares issued in connection with the acquisitions of Consolidated Graphics and the North American operations of Esselte. The second-quarter net earnings attributable to common shareholders included pre-tax charges of $28.3 million and $25.4 million in 2014 and 2013, respectively, all of which were excluded from the presentation of non-GAAP net earnings attributable to common shareholders. Additional details regarding the amount and nature of these and other items are included in the attached schedules.

Non-GAAP Earnings

Second-quarter 2014 non-GAAP adjusted EBITDA was $325.6 million, or 11.2% of net sales, compared to non-GAAP adjusted EBITDA of $304.1 million, or 11.8% of net sales, in the second quarter of 2013. The increase in non-GAAP adjusted EBITDA was due to the acquisitions of Consolidated Graphics and the North American operations of Esselte, as well as higher volume. These increases were partially offset by price pressure in each segment and wage and other cost inflation, all of which also negatively impacted margin.

Non-GAAP net earnings attributable to common shareholders totaled $84.4 million, or $0.42 per diluted share, in the second quarter of 2014 compared to $82.5 million, or $0.45 per diluted share, in the second quarter of 2013. The second-quarter 2014 diluted share count increased by 18.2 million shares from the second quarter of 2013, primarily related to shares issued in connection with the acquisitions of Consolidated Graphics and the North American operations of Esselte. Second-quarter non-GAAP net earnings attributable to common shareholders excluded pre-tax charges and other adjustments of $28.3 million and $25.4 million in 2014 and 2013, respectively. A reconciliation of net earnings attributable to common shareholders to non-GAAP adjusted EBITDA and non-GAAP net earnings attributable to common shareholders is presented in the attached schedules.

2014 Guidance

The Company provides the following updated full-year guidance for 2014:

	Current Guidance	Previous Guidance
Net sales	$11.5 to $11.8 billion	$11.5 to $11.8 billion
Non-GAAP adjusted EBITDA margin	10.5% to 11.0%	10.5% to 11.0%
Depreciation and amortization	$480 to $490 million	$485 to $495 million
Interest expense	$275 to $285 million	$275 to $285 million
Non-GAAP effective tax rate	34% to 36%	33% to 35%
Diluted share count	Approximately 200 million	Approximately 200 million
Capital expenditures	$225 to $250 million	$225 to $250 million
Free cash flow(1)	$400 to $500 million	$400 to $500 million

(1)	Defined as operating cash flow less capital expenditures

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its second-quarter results today, Wednesday, July 30, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: www.rrdonnelley.com. Individuals wishing to participate must register in advance at http://www.meetme.net/rrd. After registering, participants will receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 8850237#.

About RR Donnelley

RR Donnelley (Nasdaq:RRD) helps organizations communicate more effectively by working to create, manage, produce, distribute and process content on behalf of our customers. The company assists customers in developing and executing multichannel communication strategies that engage audiences, reduce costs, drive revenues and increase compliance. RR Donnelley’s innovative technologies enhance digital and print communications to deliver integrated messages across multiple media to highly targeted audiences at optimal times for clients in virtually every private and public sector. Strategically located operations provide local service and responsiveness while leveraging the economic, geographic and technological advantages of a global organization.

For more information, and for RR Donnelley’s Global Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

Use of non-GAAP Information

This news release contains certain non-GAAP measures. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of RR Donnelley and its expectations relating to future financial condition and performance. These statements include all of the items under the column labeled “Current Guidance” in the table included under the “2014 Guidance” section. Statements that are not historical facts, including statements about RR Donnelley management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While RR Donnelley believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond RR Donnelley’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from RR Donnelley’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in RRD’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in RRD’s Form 10-K for the fiscal year ended December 31, 2013, those discussed under “Cautionary Statement” in RRD’s quarterly Form 10-Q filings, and other filings with the SEC and in other investor communications of RRD from time to time. RR Donnelley does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

R. R. Donnelley & Sons Company

Condensed Consolidated Balance Sheets

As of June 30, 2014 and December 31, 2013

(UNAUDITED)

(in millions, except per share data)

	June 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$288.9	$1,028.4
Receivables, less allowances for doubtful accounts	2,083.3	1,832.3
Inventories	586.4	501.2
Prepaid expenses and other current assets	244.3	199.7

Total Current Assets	3,202.9	3,561.6

Property, plant and equipment—net	1,650.0	1,430.1
Goodwill	1,736.6	1,436.3
Other intangible assets—net	481.4	315.9
Deferred income taxes	86.7	118.8
Other noncurrent assets	389.3	375.5

Total Assets	$7,546.9	$7,238.2

Liabilities
Accounts payable	$1,124.5	$1,143.0
Accrued liabilities	817.5	814.8
Short-term and current portion of long-term debt	406.4	270.9

Total Current Liabilities	2,348.4	2,228.7

Long-term debt	3,428.9	3,587.0
Pension liabilities	198.8	245.2
Other postretirement benefits plan liabilities	179.0	174.1
Other noncurrent liabilities	477.0	349.5

Total Liabilities	6,632.1	6,584.5

Equity
Common stock, $1.25 par value	323.7	303.7
Authorized shares: 500.0
Issued shares: 259.0 in 2014 (2013—243.0 shares)
Additional paid-in capital	3,032.8	2,802.4
Accumulated deficit	(536.9)	(473.4)
Accumulated other comprehensive loss	(485.8)	(488.1)
Treasury stock, at cost, 59.2 shares in 2014 (2013—61.2 shares)	(1,439.4)	(1,512.8)

Total RR Donnelley shareholders’ equity	894.4	631.8
Noncontrolling interests	20.4	21.9

Total Equity	914.8	653.7

Total Liabilities and Equity	$7,546.9	$7,238.2

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2014 and 2013

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended June 30,						For the Six Months Ended June 30,
	2014 GAAP	ADJUSTMENTS TO NON-GAAP	2014 NON- GAAP	2013 GAAP	ADJUSTMENTS TO NON-GAAP	2013 NON- GAAP	2014 GAAP	ADJUSTMENTS TO NON-GAAP	2014 NON- GAAP	2013 GAAP	ADJUSTMENTS TO NON-GAAP	2013 NON- GAAP
Net sales	$2,902.5	$—	$2,902.5	$2,571.6	$—	$2,571.6	$5,576.3	$—	$5,576.3	$5,110.1	$—	$5,110.1

Cost of sales (1)	2,240.3	(2.2)	2,238.1	1,973.4	—	1,973.4	4,340.9	(14.3)	4,326.6	3,953.6	—	3,953.6

Gross profit (1)	662.2	2.2	664.4	598.2	—	598.2	1,235.4	14.3	1,249.7	1,156.5	—	1,156.5

Selling, general and administrative expenses (SG&A) (1)	339.3	(0.5)	338.8	294.2	(0.1)	294.1	655.8	(8.2)	647.6	576.4	(1.1)	575.3
Restructuring, impairment and other charges—net	22.8	(22.8)	—	19.8	(19.8)	—	68.0	(68.0)	—	42.5	(42.5)	—
Depreciation and amortization	121.9	—	121.9	111.0	—	111.0	237.4	—	237.4	224.6	—	224.6

Income from operations	178.2	25.5	203.7	173.2	19.9	193.1	274.2	90.5	364.7	313.0	43.6	356.6

Interest expense—net	70.8	—	70.8	65.5	—	65.5	141.8	—	141.8	128.3	—	128.3
Investment and other expense (income)—net	2.3	(2.8)	(0.5)	6.0	(5.5)	0.5	6.9	(8.8)	(1.9)	9.5	(8.7)	0.8
Loss on debt extinguishment	—	—	—	—	—	—	77.1	(77.1)	—	35.6	(35.6)	—

Earnings before income taxes	105.1	28.3	133.4	101.7	25.4	127.1	48.4	176.4	224.8	139.6	87.9	227.5

Income tax expense	39.5	9.3	48.8	35.2	8.3	43.5	16.0	61.6	77.6	47.8	28.8	76.6

Net earnings	65.6	19.0	84.6	66.5	17.1	83.6	32.4	114.8	147.2	91.8	59.1	150.9

Less: Income (loss) attributable to noncontrolling interests	0.9	(0.7)	0.2	1.1	—	1.1	(3.3)	6.4	3.1	(0.7)	1.0	0.3

Net earnings attributable to RR Donnelley common shareholders	$64.7	$19.7	$84.4	$65.4	$17.1	$82.5	$35.7	$108.4	$144.1	$92.5	$58.1	$150.6

Net earnings per share attributable to RR Donnelley common shareholders:
Basic net earnings per share	$0.32		$0.42	$0.36		$0.45	$0.18		$0.73	$0.51		$0.83
Diluted net earnings per share	$0.32		$0.42	$0.36		$0.45	$0.18		$0.73	$0.51		$0.82
Weighted average common shares outstanding:
Basic	200.2		200.2	182.0		182.0	196.7		196.7	181.6		181.6
Diluted	201.4		201.4	183.2		183.2	198.2		198.2	183.1		183.1
Additional information:
Gross margin (1)	22.8%		22.9%	23.3%		23.3%	22.2%		22.4%	22.6%		22.6%
SG&A as a % of net sales (1)	11.7%		11.7%	11.4%		11.4%	11.8%		11.6%	11.3%		11.3%
Operating margin	6.1%		7.0%	6.7%		7.5%	4.9%		6.5%	6.1%		7.0%
Effective tax rate	37.6%		36.6%	34.6%		34.2%	33.1%		34.5%	34.2%		33.7%

(1)	Exclusive of depreciation and amortization

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended June 30, 2014 and 2013

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended June 30, 2014						For the Three Months Ended June 30, 2013
	Gross Profit	SG&A	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	SG&A	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$662.2	$339.3	$178.2	6.1%	$64.7	$0.32	$294.2	$173.2	6.7%	$65.4	$0.36
Non-GAAP adjustments:
Restructuring charges -net (1)	—	—	15.9	0.6%	9.3	0.05	—	16.1	0.6%	10.9	0.06
Impairment charges -net (2)	—	—	3.1	0.1%	1.5	0.01	—	3.7	0.2%	2.5	0.01
Other charges (3)	—	—	3.8	0.1%	1.0	0.00	—	—	—	—	—
Acquisition-related expenses (4)	—	(0.5)	0.5	0.0%	0.5	0.00	(0.1)	0.1	0.0%	0.1	0.00
Purchase accounting inventory adjustment (5)	2.2	—	2.2	0.1%	1.5	0.01	—	—	—	—	—
Loss on investments (6)	—	—	—	—	—	—	—	—	—	3.6	0.02
Venezuela currency remeasurement (7)	—	—	—	—	(0.2)	—	—	—	—	—	—
Gain - net on bargain purchase (8)	—	—	—	—	6.1	0.03	—	—	—	—	—

Total Non-GAAP adjustments	2.2	(0.5)	25.5	0.9%	19.7	0.10	(0.1)	19.9	0.8%	17.1	0.09

Non-GAAP measures	$664.4	$338.8	$203.7	7.0%	$84.4	$0.42	$294.1	$193.1	7.5%	$82.5	$0.45

(1)	Restructuring charges - net: Operating results for the three months ended June 30, 2014 and 2013 were affected by the following pre-tax restructuring charges:

	2014	2013
Employee termination costs (a)	$9.1	$7.3
Other restructuring charges (b)	6.8	8.8

Total restructuring charges - net	$15.9	$16.1

(a)	For the three months ended June 30, 2014, employee termination costs resulted from the integration of Consolidated Graphics, including the closure of three Consolidated Graphics facilities and the reorganization of certain operations. For the three months ended June 30, 2013, employee termination costs resulted from the reorganization of certain operations.
(b)	Includes lease termination and other facility costs, including charges related to multi-employer pension plan withdrawal obligations related to facility closures.

(2)	Impairment charges—net: Operating results for the three months ended June 30, 2014 and 2013 were affected by other long-lived asset impairment charges.
(3)	Other charges: Recognition of estimated charges related to the Company’s decision to partially withdraw from certain multi-employer pension plans.
(4)	Acquisition-related expenses: Legal, accounting and other expenses associated with completed or contemplated acquisitions.
(5)	Purchase accounting inventory adjustment: Recognition of a pre-tax charge of $2.2 million ($1.5 million after-tax) as a result of an inventory purchase accounting adjustment for the three months ended June 30, 2014.
(6)	Loss on investments: Pre-tax impairment losses on equity investments of $5.5 million ($3.6 million after-tax) for the three months ended June 30, 2013.
(7)	Venezuela currency remeasurement: Currency remeasurement in Venezuela, net of foreign exchange gains, resulted in a net pre-tax gain of $3.2 million ($0.9 million after-tax), of which $0.7 million was included in income attributable to noncontrolling interests for the three months ended June 30, 2014.
(8)	Gain on bargain purchase: Reduction of $6.1 million ($6.1 million after-tax) to the previously recorded pre-tax gain on the acquisition of substantially all of the North American operations of Esselte Corporation (“Esselte”), as a result of finalizing the purchase price allocation.

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

For the Six Months Ended June 30, 2014 and 2013

(UNAUDITED)

(in millions, except per share data)

	For the Six Months Ended June 30, 2014						For the Six Months Ended June 30, 2013
	Gross profit	SG&A	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	SG&A	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$1,235.4	$655.8	$274.2	4.9%	$35.7	$0.18	$576.4	$313.0	6.1%	$92.5	$0.51
Non-GAAP adjustments:
Restructuring charges—net (1)	—	—	33.9	0.6%	22.6	0.12	—	34.7	0.7%	22.9	0.12
Impairment charges—net (2)	—	—	9.8	0.2%	6.5	0.03	—	7.8	0.1%	5.2	0.03
Other charges (3)	—	—	24.3	0.4%	16.2	0.08	—	—	—	—	—
Acquisition-related expenses (4)	—	(8.2)	8.2	0.1%	6.7	0.03	(1.1)	1.1	0.1%	1.1	0.00
Purchase accounting inventory adjustments (5)	14.3	—	14.3	0.3%	9.1	0.05	—	—	—	—	—
Loss on disposal of business (6)	—	—	—	—	0.4	0.00	—	—	—	—	—
Loss on investments (7)	—	—	—	—	—	—	—	—	—	3.6	0.02
Venezuela currency remeasurement (8)	—	—	—	—	7.6	0.04	—	—	—	2.2	0.01
Loss on debt extinguishment (9)	—	—	—	—	49.8	0.25	—	—	—	23.1	0.13
Gain on bargain purchase (10)	—	—	—	—	(10.5)	(0.05)	—	—	—	—	—

Total Non-GAAP adjustments	14.3	(8.2)	90.5	1.6%	108.4	0.55	(1.1)	43.6	0.9%	58.1	0.31

Non-GAAP measures	$1,249.7	$647.6	$364.7	6.5%	$144.1	$0.73	$575.3	$356.6	7.0%	$150.6	$0.82

(1)	Restructuring charges—net: Operating results for the six months ended June 30, 2014 and 2013 were affected by the following pre-tax restructuring charges:

	2014	2013
Employee termination costs (a)	$23.0	$16.1
Other restructuring charges (b)	10.9	18.6

Total restructuring charges—net	$33.9	$34.7

(a)	For the six months ended June 30, 2014, employee termination costs resulted from the integration of Consolidated Graphics, including the closure of six facilities and one additional facility closure within the Variable Print segment, one facility closure in Publishing and Retail Services segment and the reorganization of certain operations. For the six months ended June 30, 2013, employee termination costs resulted from the closing of one manufacturing facility within each of the Publishing and Retail Services and Variable Print segments and the reorganization of certain operations.
(b)	Includes lease termination and other facility costs, including charges related to multi-employer pension plan withdrawal obligations related to facility closures.
(2)	Impairment charges—net: Operating results for the six months ended June 30, 2014 and 2013 were affected by other long-lived asset impairment charges.
(3)	Other charges: Recognition of estimated charges related to the Company’s decision to partially withdraw from certain multi-employer pension plans.
(4)	Acquisition-related expenses: Legal, accounting and other expenses associated with completed or contemplated acquisitions.
(5)	Purchase accounting inventory adjustments: Recognition of a pre-tax charge of $14.3 million ($9.1 million after-tax) as a result of inventory purchase accounting adjustments for the six months ended June 30, 2014.
(6)	Loss on disposal of business: Recognition of the sale of Office Tiger Global Real Estate Services Inc. in the International segment of $0.7 million ($0.4 million after-tax) for the six months ended June 30, 2014.
(7)	Loss on investments: Pre-tax impairment losses on equity investments of $5.5 million ($3.6 million after-tax) for the six months ended June 30, 2013.
(8)	Venezuela currency remeasurement: Currency remeasurement in Venezuela resulted in a pre-tax loss, net of foreign exchange gains, of $18.6 million ($14.0 million after-tax), of which $6.4 million was included in loss attributable to noncontrolling interests for the six months ended June 30, 2014. During the six months ended June 30, 2013, the currency devaluation in Venezuela resulted in a pre-tax loss of $3.2 million ($3.2 million after-tax), of which $1.0 million was included in loss attributable to noncontrolling interests.
(9)	Loss on debt extinguishment: Pre-tax loss of $77.1 million ($49.8 million after-tax) was recognized for the six months ended June 30, 2014 related to the repurchase of $211.1 million of the 8.25% senior notes due March 15, 2019, $100.0 million of the 7.25% senior notes due May 15, 2018 and $50.0 million of the 7.625% senior notes due June 15, 2020. During the six months ended June 30, 2013, a pre-tax loss of $35.6 million ($23.1 million after-tax) was recognized related to the repurchase of $173.5 million of 6.125% senior notes due January 15, 2017, $130.2 million of the 8.60% senior notes due August 15, 2016 and $50.0 million of 7.25% senior notes due May 15, 2018.
(10)	Gain on bargain purchase: Acquisition of Esselte resulted in a pre-tax bargain purchase gain of $10.5 million ($10.5 million after-tax) for the six months ended June 30, 2014.

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended June 30, 2014 and 2013

(UNAUDITED)

(in millions)

	Publishing and Retail Services	Variable Print	Strategic Services	International	Corporate	Consolidated
For the Three Months Ended June 30, 2014
Net sales	$625.9	$957.4	$687.5	$631.7	$—	$2,902.5
Income (loss) from operations	27.8	61.7	81.1	24.7	(17.1)	178.2
Operating margin %	4.4%	6.4%	11.8%	3.9%	nm	6.1%
Non-GAAP Adjustments
Restructuring charges—net	1.9	5.5	2.4	3.0	3.1	15.9
Impairment charges—net	1.4	0.7	—	1.0	—	3.1
Other charges	—	—	3.8	—	—	3.8
Acquisition-related expenses	—	0.1	—	0.2	0.2	0.5
Purchase accounting inventory adjustments	—	2.2	—	—	—	2.2

Total Non-GAAP adjustments	3.3	8.5	6.2	4.2	3.3	25.5
Non-GAAP income (loss) from operations	$31.1	$70.2	$87.3	$28.9	$(13.8)	$203.7
Non-GAAP operating margin %	5.0%	7.3%	12.7%	4.6%	nm	7.0%
Depreciation and amortization	37.2	41.5	16.3	24.9	2.0	121.9

Non-GAAP Adjusted EBITDA	$68.3	$111.7	$103.6	$53.8	$(11.8)	$325.6
Non-GAAP Adjusted EBITDA margin %	10.9%	11.7%	15.1%	8.5%	nm	11.2%
Capital expenditures	$10.3	$18.7	$8.0	$18.4	$1.9	$57.3
For the Three Months Ended June 30, 2013
Net sales	$649.3	$626.2	$660.7	$635.4	$—	$2,571.6
Income (loss) from operations	37.7	38.5	81.1	29.3	(13.4)	173.2
Operating margin %	5.8%	6.1%	12.3%	4.6%	nm	6.7%
Non-GAAP Adjustments
Restructuring charges—net	1.2	6.6	2.2	4.7	1.4	16.1
Impairment charges—net	1.3	0.1	1.4	0.9	—	3.7
Acquisition-related expenses	—	—	—	—	0.1	0.1

Total Non-GAAP adjustments	2.5	6.7	3.6	5.6	1.5	19.9
Non-GAAP income (loss) from operations	$40.2	$45.2	$84.7	$34.9	$(11.9)	$193.1
Non-GAAP operating margin %	6.2%	7.2%	12.8%	5.5%	nm	7.5%
Depreciation and amortization	42.3	26.4	14.9	26.0	1.4	111.0

Non-GAAP Adjusted EBITDA	$82.5	$71.6	$99.6	$60.9	$(10.5)	$304.1
Non-GAAP Adjusted EBITDA margin %	12.7%	11.4%	15.1%	9.6%	nm	11.8%
Capital expenditures	$11.7	$13.9	$12.6	$7.2	$1.0	$46.4

nm	Not meaningful

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Six Months Ended June 30, 2014 and 2013

(UNAUDITED)

(in millions)

	Publishing and Retail Services	Variable Print	Strategic Services	International	Corporate	Consolidated
For the Six Months Ended June 30, 2014
Net sales	$1,268.6	$1,749.5	$1,307.2	$1,251.0	$—	$5,576.3
Income (loss) from operations	37.7	89.4	136.5	54.9	(44.3)	274.2
Operating margin %	3.0%	5.1%	10.4%	4.4%	nm	4.9%
Non-GAAP Adjustments
Restructuring charges - net	4.2	17.5	3.9	4.6	3.7	33.9
Impairment charges - net	3.6	5.2	—	1.0	—	9.8
Other charges	16.3	4.1	3.9	—	—	24.3
Acquisition-related expenses	—	0.1	—	0.4	7.7	8.2
Purchase accounting inventory adjustments	—	14.3	—	—	—	14.3

Total Non-GAAP adjustments	24.1	41.2	7.8	6.0	11.4	90.5
Non-GAAP income (loss) from operations	$61.8	$130.6	$144.3	$60.9	$(32.9)	$364.7
Non-GAAP operating margin %	4.9%	7.5%	11.0%	4.9%	nm	6.5%
Depreciation and amortization	74.9	76.6	32.4	49.8	3.7	237.4

Non-GAAP Adjusted EBITDA	$136.7	$207.2	$176.7	$110.7	$(29.2)	$602.1
Non-GAAP Adjusted EBITDA margin %	10.8%	11.8%	13.5%	8.8%	nm	10.8%
Capital expenditures	$22.2	$29.1	$17.9	$30.4	$6.7	$106.3
For the Six Months Ended June 30, 2013
Net sales	$1,313.7	$1,274.6	$1,252.7	$1,269.1	$—	$5,110.1
Income (loss) from operations	59.5	95.9	139.1	57.2	(38.7)	313.0
Operating margin %	4.5%	7.5%	11.1%	4.5%	nm	6.1%
Non-GAAP Adjustments
Restructuring charges - net	11.3	9.0	2.9	6.9	4.6	34.7
Impairment charges - net	4.5	0.4	1.8	0.7	0.4	7.8
Acquisition-related expenses	—	—	—	—	1.1	1.1

Total Non-GAAP adjustments	15.8	9.4	4.7	7.6	6.1	43.6
Non-GAAP income (loss) from operations	$75.3	$105.3	$143.8	$64.8	$(32.6)	$356.6
Non-GAAP operating margin %	5.7%	8.3%	11.5%	5.1%	nm	7.0%
Depreciation and amortization	85.7	54.3	29.7	51.9	3.0	224.6

Non-GAAP Adjusted EBITDA	$161.0	$159.6	$173.5	$116.7	$(29.6)	$581.2
Non-GAAP Adjusted EBITDA margin %	12.3%	12.5%	13.9%	9.2%	nm	11.4%
Capital expenditures	$24.2	$24.8	$13.2	$18.2	$3.9	$84.3

nm	Not meaningful

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2014 and 2013

(UNAUDITED)

(in millions)

	2014	2013
Net earnings	$32.4	$91.8
Adjustment to reconcile net earnings to net cash provided by operating activities	334.2	288.1
Changes in operating assets and liabilities	(269.4)	(307.3)
Pension and other postretirement benefits plan contributions	(27.5)	(14.7)

Net cash provided by operating activities	$69.7	$57.9

Capital expenditures	(106.3)	(84.3)
All other cash provided by (used in) investing activities	(365.4)	5.7

Net cash used in investing activities	$(471.7)	$(78.6)

Net cash used in financing activities	$(321.8)	$(44.9)

Effect of exchange rate on cash and cash equivalents	(15.7)	(10.7)

Net decrease in cash and cash equivalents	$(739.5)	$(76.3)

Cash and cash equivalents at beginning of period	1,028.4	430.7

Cash and cash equivalents at end of period	$288.9	$354.4

Additional Information:	2014	2013
For the Six Months Ended June 30:
Net cash provided by operating activities	$69.7	$57.9
Less: capital expenditures	106.3	84.3

Free cash flow	$(36.6)	$(26.4)
For the Three Months Ended March 31:
Net cash used in operating activities	$(80.4)	$(95.8)
Less: capital expenditures	49.0	37.9

Free cash flow	$(129.4)	$(133.7)
For the Three Months Ended June 30:
Net cash provided by operating activities	$150.1	$153.7
Less: capital expenditures	57.3	46.4

Free cash flow	$92.8	$107.3

R.R. Donnelley & Sons Company

Reconciliation of Reported to Pro Forma Net Sales

For the Three Months Ended June 30, 2014 and 2013

(UNAUDITED)

(in millions)

	Reported net sales	Adjustments (1)	Pro forma net sales
For the Three Months Ended June 30, 2014
Publishing and Retail Services	$625.9	$—	$625.9
Variable Print	957.4	—	957.4
Strategic Services	687.5	—	687.5
International	631.7	—	631.7

Consolidated	$2,902.5	$—	$2,902.5
For the Three Months Ended June 30, 2013
Publishing and Retail Services	$649.3	$—	$649.3
Variable Print	626.2	303.2	929.4
Strategic Services	660.7	1.1	661.8
International	635.4	11.9	647.3

Consolidated	$2,571.6	$316.2	$2,887.8
Net sales change
Publishing and Retail Services	(3.6%)		(3.6%)
Variable Print	52.9%		3.0%
Strategic Services	4.1%		3.9%
International	(0.6%)		(2.4%)

Consolidated	12.9%		0.5%

Supplementary non-GAAP information:
Year-over-year impact of changes in foreign exchange (FX) rates
Publishing and Retail Services			0.0%
Variable Print			(0.2%)
Strategic Services			0.1%
International			(0.1%)

Consolidated			(0.1%)
Approximate year-over-year impact of changes in pass-through paper sales
Publishing and Retail Services			(0.6%)
Variable Print			0.0%
Strategic Services			0.0%
International			0.9%

Consolidated			0.1%
Year-over-year impact of dispositions (2)
Publishing and Retail Services			0.0%
Variable Print			0.0%
Strategic Services			0.0%
International			(1.2%)

Consolidated			(0.3%)
Net organic sales change (3)
Publishing and Retail Services			(3.0%)
Variable Print			3.2%
Strategic Services			3.8%
International			(2.0%)

Consolidated			0.8%

The reported results of the Company include the results of Consolidated Graphics, MultiCorpora and Esselte from the acquisition date forward.

The Company has provided this schedule to reconcile reported net sales for the three months ended June 30, 2014 and 2013 to pro forma net sales as if the 2014 acquisitions took place as of January 1, 2013 for the purposes of this schedule.

There were no acquisitions during the three months ended June 30, 2014.

For the three months ended June 30, 2013, the adjustment for net sales of acquired businesses reflects the net sales of Consolidated Graphics (acquired January 31, 2014), MultiCorpora (acquired March 10, 2014), and Esselte (acquired March 25, 2014).

(1)	Adjusted for net sales of acquired businesses: Variable Print included a portion of net sales of Consolidated Graphics and Esselte, Strategic Services included net sales of MultiCorpora and International included a portion of the net sales of Consolidated Graphics
(2)	Adjusted for net sales of disposed businesses: Office Tiger Global Real Estate Service Inc. and R.R. Donnelley SAS
(3)	Adjusted for net sales of acquired and disposed businesses, the impact of changes in FX rates and pass-through paper sales

R.R. Donnelley & Sons Company

Reconciliation of Reported to Pro Forma Net Sales

For the Six Months Ended June 30, 2014 and 2013

(UNAUDITED)

(in millions)

	Reported net sales	Adjustments (1)	Pro forma net sales
For the Six Months Ended June 30, 2014
Publishing and Retail Services	$1,268.6	$—	$1,268.6
Variable Print	1,749.5	149.4	1,898.9
Strategic Services	1,307.2	1.1	1,308.3
International	1,251.0	2.3	1,253.3

Consolidated	$5,576.3	$152.8	$5,729.1
For the Six Months Ended June 30, 2013
Publishing and Retail Services	$1,313.7	$—	$1,313.7
Variable Print	1,274.6	621.9	1,896.5
Strategic Services	1,252.7	2.5	1,255.2
International	1,269.1	11.9	1,281.0

Consolidated	$5,110.1	$636.3	$5,746.4

Net sales change
Publishing and Retail Services	(3.4%)		(3.4%)
Variable Print	37.3%		0.1%
Strategic Services	4.4%		4.2%
International	(1.4%)		(2.2%)

Consolidated	9.1%		(0.3%)

Supplementary non-GAAP information:
Year-over-year impact of changes in foreign exchange (FX) rates
Publishing and Retail Services			0.0%
Variable Print			(0.1%)
Strategic Services			0.0%
International			(0.6%)

Consolidated			(0.2%)
Approximate year-over-year impact of changes in pass-through paper sales
Publishing and Retail Services			(1.0%)
Variable Print			0.0%
Strategic Services			0.0%
International			0.4%

Consolidated			(0.1%)
Year-over-year impact of dispositions (2)
Publishing and Retail Services			0.0%
Variable Print			0.0%
Strategic Services			0.0%
International			(1.4%)

Consolidated			(0.3%)
Net organic sales change (3)
Publishing and Retail Services			(2.4%)
Variable Print			0.2%
Strategic Services			4.2%
International			(0.6%)

Consolidated			0.3%

The reported results of the Company include the results of Consolidated Graphics, MultiCorpora and Esselte from the acquisition date forward.

The Company has provided this schedule to reconcile reported net sales for the six months ended June 30, 2014 and 2013 to pro forma net sales as if the 2014 acquisitions took place as of January 1, 2013 for the purposes of this schedule.

For the six months ended June 30, 2014 and 2013, the adjustment for net sales of acquired businesses reflects the net sales of Consolidated Graphics (acquired January 31, 2014), MultiCorpora (acquired March 10, 2014), and Esselte (acquired March 25, 2014).

(1)	Adjusted for net sales of acquired businesses: Variable Print included a portion of the net sales of Consolidated Graphics and Esselte, Strategic Services included net sales of MultiCorpora and International included a portion of the net sales of Consolidated Graphics
(2)	Adjusted for net sales of disposed businesses: Office Tiger Global Real Estate Service Inc. and R.R. Donnelley SAS
(3)	Adjusted for net sales of acquired and disposed businesses, the impact of changes in FX rates and pass-through paper sales

R.R. Donnelley & Sons Company

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA

For the Three and Six Months Ended June 30, 2014 and 2013

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
GAAP net earnings (loss) attributable to RR Donnelley common shareholders	$154.4	$64.7	$(29.0)	$104.0	$14.7
Adjustments
Income (loss) attributable to noncontrolling interests	4.4	0.9	(4.2)	4.4	3.3
Income tax expense (benefit)	(41.0)	39.5	(23.5)	(62.0)	5.0
Interest expense—net	274.9	70.8	71.0	67.5	65.6
Investment and other expense (income)—net	24.8	2.3	4.6	18.2	(0.3)
Loss on debt extinguishment (1)	123.4	—	77.1	—	46.3
Depreciation and amortization	448.6	121.9	115.5	104.9	106.3
Restructuring, impairment and other charges—net (2)	159.0	22.8	45.2	52.9	38.1
Acquisition-related expenses (3)	13.0	0.5	7.7	3.7	1.1
Purchase accounting inventory adjustments (4)	14.3	2.2	12.1	—	—

Total Non-GAAP adjustments	1,021.4	260.9	305.5	189.6	265.4
Non-GAAP adjusted EBITDA	$1,175.8	$325.6	$276.5	$293.6	$280.1

Net sales	$10,946.5	$2,902.5	$2,673.8	$2,755.3	$2,614.9
Non-GAAP adjusted EBITDA margin %	10.7%	11.2%	10.3%	10.7%	10.7%

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
GAAP net earnings (loss) attributable to RR Donnelley common shareholders	$(685.1)	$65.4	$27.1	$(849.0)	$71.4
Adjustments
Income (loss) attributable to noncontrolling interests	(3.6)	1.1	(1.8)	(2.7)	(0.2)
Income tax expense (benefit)	43.0	35.2	12.6	(57.0)	52.2
Interest expense—net	255.8	65.5	62.8	63.8	63.7
Investment and other expense (income)—net	8.2	6.0	3.5	(0.9)	(0.4)
Loss on debt extinguishment (1)	39.6	—	35.6	4.0	—
Depreciation and amortization	460.3	111.0	113.6	116.7	119.0
Restructuring, impairment and other charges—net (2)	1,077.0	19.8	22.7	1,020.6	13.9
Acquisition-related expenses (3)	2.8	0.1	1.0	0.4	1.3
Gain on pension curtailment (5)	(3.7)	—	—	(3.7)	—

Total Non-GAAP adjustments	1,879.4	238.7	250.0	1,141.2	249.5
Non-GAAP adjusted EBITDA	$1,194.3	$304.1	$277.1	$292.2	$320.9

Net sales	$10,278.5	$2,571.6	$2,538.5	$2,659.6	$2,508.8
Non-GAAP adjusted EBITDA margin %	11.6%	11.8%	10.9%	11.0%	12.8%

(1)	Loss on debt extinguishment: Pre-tax losses were recognized related to the repurchases of senior notes prior to maturity, as well as the costs related to the early termination of the Company’s previous $1.75 billion revolving credit facility which was terminated on October 15, 2012.
(2)	Restructuring, impairment and other charges—net: Pre-tax charges for employee termination costs, lease termination and other costs, including charges related to multi-employer pension plan withdrawal obligations as a result of facility closures, and impairment of other long-lived assets. The three months ended June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013 included pre-tax charges for the recognition of estimated charges related to the Company’s decision to partially withdraw from certain multi-employer pension plans. The three months ended December 31, 2013 and 2012 included pre-tax charges for the impairment of other intangible assets. The three months ended December 31, 2012 included pre-tax charges for the impairment of goodwill.
(3)	Acquisition-related expenses: Legal, accounting and other expenses associated with completed or contemplated acquisitions.
(4)	Purchase accounting inventory adjustments: Recognition of charges as a result of inventory purchase accounting adjustments.
(5)	Gain on pension curtailment: A pre-tax gain on pension curtailment was recognized related to the remeasurement of the U.K. pension plan’s assets and obligations that was required with the announced freeze on further benefit accruals as of December 31, 2012.

R.R. Donnelley & Sons Company

Debt and Liquidity Summary

As of June 30, 2014 and 2013 and December 31, 2013

(UNAUDITED)

(in millions)

Total Liquidity (1)	June 30, 2014	December 31, 2013	June 30, 2013
Cash (2)	$288.9	$1,028.4	$354.4
Committed credit agreement (3)	1,150.0	387.5	987.7

	1,438.9	1,415.9	1,342.1
Usage
Borrowings under credit agreement (3)	193.0	—	—
Impact on availability related to outstanding letters of credit	58.0	—	—

Net Available Liquidity	$1,187.9	$1,415.9	$1,342.1

Short-term and current portion of long-term debt	$406.4	$270.9	$277.6
Long-term debt	3,428.9	3,587.0	3,237.7

Total debt	$3,835.3	$3,857.9	$3,515.3

Non-GAAP adjusted EBITDA for the twelve months ended June 30, 2014 and 2013 and the year ended December 31, 2013	$1,175.8	$1,154.9	$1,194.3
Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA)	3.3x	3.3x	2.9x

(1)	Liquidity does not include uncommitted credit facilities, located primarily outside of the U.S.
(2)	Approximately 82% of cash as of June 30, 2014, 39% of cash as of December 31, 2013 and 70% of cash as of June 30, 2013 was located outside of the U.S. During 2014, the Company’s foreign subsidiaries are expected to make intercompany payments to the U.S. of approximately $40 million from foreign cash balances available at June 30, 2014. In aggregate, approximately $250 million in payments is expected to be made in 2014 and in future years in satisfaction of intercompany obligations. Cash held by foreign subsidiaries may be subject to U.S. or local country taxes if repatriated to the U.S. In addition, repatriation of some foreign cash balances is further restricted by local laws.
(3)	The Company has a $1.15 billion senior secured revolving credit agreement (the “Credit Agreement”) which expires October 15, 2017. The Credit Agreement is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, both as defined and calculated in the Credit Agreement. There were $193 million in borrowings under the Credit Agreement as of June 30, 2014. Based on the Company’s results of operations for the twelve months ended June 30, 2014 and existing debt, the Company would have had the ability to utilize $0.9 billion of the $1.15 billion Credit Agreement and not have been in violation of the terms of the agreement.

	June 30, 2014	December 31, 2013	June 30, 2013
Stated amount of the credit agreement	$1,150.0	$1,150.0	$1,150.0
Less: availability reduction from covenants	—	762.5	162.3

Total amount available	1,150.0	387.5	987.7
Less: borrowings under the credit agreement	193.0	—	—
Impact on availability related to outstanding letters of credit	58.0	—	—

Availability under the credit agreement	$899.0	$387.5	$987.7

CONTACT:	Media:
Phyllis Burgee
Director, Communications
630.322.6093
phyllis.burgee@rrd.com
Investors:
Dave Gardella
SVP, Investor Relations
312.326.8155
david.a.gardella@rrd.com